Exhibit 99.1
Unity Announces Fourth Quarter and Full Year 2021 Financial Results
Company delivered $1.1 billion in revenue in 2021, up 44% year-over-year and exceeding guidance; guides to a range of 34%-36% revenue growth in 2022
SAN FRANCISCO, Calif., Feb 3, 2022 — Unity Software Inc. (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D (RT3D) content, today announced fourth quarter 2021 revenue of $315.9 million, which is up 43% from the same period in 2020 and ahead of guidance. Additionally, the company announced full-year 2021 revenue of $1.1 billion, a growth of 44% year-over-year.
“Unity’s strong fourth-quarter and full-year results were driven by exceptional execution and innovation by the Unity teams,” said John Riccitiello, President and Chief Executive Officer, Unity. “We believe that the transition from linear 2D to interactive real-time 3D, presents a massive growth opportunity for the next decades. These are strong tailwinds that help us drive growth for years to come.”
Since becoming a public company in September 2020, Unity has averaged 43% revenue growth. Customers contributing $100,000 or more in revenue in the trailing 12 months increased 33%, from 793 as of December 31, 2020 to 1,052 as of December 31, 2021.
“We are encouraged by our performance in 2021 with strong results across Create and Operate Solutions,” said Luis Visoso, Chief Financial Officer, Unity. “The business momentum coupled with the quality of our innovation plans gives us confidence to guide to a revenue growth range of 34% to 36% in 2022 as we continue to improve margins.”
Fourth Quarter 2021 Financial Highlights
•Revenue was $315.9 million, an increase of 43% from the fourth quarter of 2020.
•Create Solutions revenue was $99.9 million, an increase of 49%; Operate Solutions revenue was $194.6 million, an increase of 45%; Strategic Partnerships and Other revenue was $21.3 million, an increase of 12%, each as compared to the fourth quarter of 2020.
•Loss from operations was $144.8 million, or 46% of revenue, compared to loss from operations of $80.8 million, or 37% of revenue, in the fourth quarter of 2020. These results were impacted by an increase in stock-based compensation expenses.
•Non-GAAP loss from operations was $12.0 million, or 4% of revenue, compared to a non-GAAP loss from operations of $20.1 million, or 9% of revenue, in the fourth quarter of 2020.
•Basic and diluted net loss per share was $0.56, compared to basic and diluted net loss per share of $0.31 in the fourth quarter of 2020.
•Basic and diluted non-GAAP net loss per share was $0.05, compared to basic and diluted non-GAAP net loss per share of $0.10 in the fourth quarter of 2020.
•1,052 customers each generated more than $100,000 of revenue in the trailing 12 months as of December 31, 2021, compared to 793 as of December 31, 2020.
•Dollar-based net expansion rate as of December 31, 2021 was 140% as compared to 138% as of December 31, 2020.
•Net cash used by operating activities was $39.5 million for the fourth quarter of 2021, compared to net cash provided by operating activities of $14.8 million for the same period last year. Free cash flow in the fourth quarter of 2021 was $(53.5) million, compared to $3.6 million for the same period last year. Cash, cash equivalents, and restricted cash were $1.1 billion as of December 31, 2021, compared to $1.3 billion as of December 31, 2020.

Full Year 2021 Financial Highlights
•Revenue was $1.1 billion, an increase of 44% from 2020.
•Create Solutions revenue was $326.6 million, an increase of 41%; Operate Solutions revenue was $709.1 million, an increase of 51%; Strategic Partnerships and Other revenue was $74.8 million, an increase of 7%, each as compared to 2020.
•Loss from operations was $531.7 million, or 48% of revenue, compared to loss from operations of $274.8 million, or 36% of revenue, in 2020. The 2021 full-year GAAP results were impacted by an increase in stock-based compensation expense, as well as a charge of $49.8 million related to the termination of a lease agreement.
•Non-GAAP loss from operations was $50.7 million, or 5% of revenue, compared to a non-GAAP loss from operations of $50.6, or 7% of revenue, in 2020.
•Basic and diluted net loss per share was $1.89, compared to basic and diluted net loss per share of $1.66 in 2020.
•Basic and diluted non-GAAP net loss per share was $0.22, compared to basic and diluted non-GAAP net loss per share of $0.39 in 2020.
•Net cash used by operating activities was $111.4 million for 2021, compared to net cash provided by operating activities of $19.9 million for the same period last year. Free cash flow in 2021 was $(153.4) million, compared to $(20.2) million for the same period last year.
Recent Business Highlights
•Unity expanded its addressable market through strategic acquisitions and product innovations: In 2021, Unity added key capabilities and expanded its addressable market with key acquisitions, heavily focused on supporting artists. In the remote collaboration space, Unity brought on remote access platform Parsec and SyncSketch, which enables cloud-based, secure collaboration between separated creators and artists. With certain tools and technologies from Weta Digital, Interactive Data Visualization (makers of SpeedTree), and most recently, Ziva Dynamics, Unity aims to democratize access to some of artistry’s most exclusive tools and services via the cloud. On the product front, Unity introduced Unity Game Services, which unifies existing solutions and introduces new tools and services to simplify launching cross-platform, multiplayer games. These initiatives expanded the company’s total addressable market, increased its serviceable market and strengthened the value of the Unity platform to customers.
•Unity’s Operate Solutions continued to command attention: In 2021, Operate Solutions contributed to the stability and success of more than 200K games. Use of Unity monetization services drove more than 2 billion net-new installs, and as cross-platform, multiplayer games became more mainstream, our Multiplay and Vivox offerings continue to grow. They supported some of the most successful game launches last year including Amazon’s New World and Splitgate by 1047 Games.

•Unity’s Create Solutions accelerated throughout the year: Create Solutions experienced a strong year across games and non-gaming. In late 2021 particularly, AAA publishers and platform providers launched made with Unity games, including Riot Games’ Ruined King: A League of Legends Story. Unity continued to expand market share within the top 1,000 mobile games in 2021. Outside of gaming, Unity’s RT3D capabilities led to more customers across industries and use-cases to implement Unity software as part of their digital strategies. For example, Hyundai Motors and Unity partner to connect a physical factory with its digital twin to enhance plant management, drive productivity and innovate in the manufacturing process. eBay partnered with unity to enable sellers to showcase the actual item they are selling in Unity’s proprietary, interactive 360-view.
Outlook
Unity is providing the following guidance for the first quarter and guidance for the full year ending December 31, 2022.

	Q1 2022	2022
	Guidance	Guidance
Revenue (in millions)	$315 — $320	$1,485 — $1,505
Year-over-year revenue growth	34% — 36%	34% — 36%
Non-GAAP loss from operations (in millions)	($22) — ($23)	($39) — ($41)
Non-GAAP operating margin	(7%)	(3%)
Fully diluted shares outstanding	343M	349M
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Unity’s results computed in accordance with GAAP.
Earnings Webcast Details
Unity plans to host a video webcast for analysts and investors today to discuss its fourth quarter and full-year 2021 financial results and outlook for its first quarter and full-year 2022. The video webcast is scheduled to begin at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time and can be accessed at the Unity Investor Relations website at investors.unity.com. The video webcast will be available live, and a replay will be available on the Investor Relations website following completion of the live broadcast for approximately 90 days.
About Unity
Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises. For more information, visit unity.com.
Unity uses its Investor Relations website (investors.unity.com), filings with the SEC, press releases, public conference calls, and public webcasts as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Unity’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s first quarter and full-year 2022 outlook and future financial performance, including the evolution to RT3D content; and Unity’s belief that it presents a massive growth opportunity and strong tailwinds to help Unity drive growth for decades to come; that Unity is committed to improving operating margins as it continues to gain scale; that Unity expects revenue to grow at or above 40% for the long-term and to expand operating margins sequentially, breaking even on a non-GAAP basis within 2023; Unity’s belief that there is significant upside in its non-gaming business due to embedded structural advantages; that innovation, new product initiatives and strategic acquisitions are expected to expand Unity’s total addressable market, increase its serviceable market and the value of the Unity platform to its customers; that since Unity prudently assesses risks when constructing guidance, it can beat guidance if things fall Unity’s way; that Unity continues to make progress across industries and use-cases and expects to build long term partnerships as Unity software is embedded into its customers’ digital strategy; business plans, priorities and objectives, potential market and growth opportunities; product features, functionality, and expected benefits to the business and Unity’s customers; competitive position; product strategies and future product and platform features; technological or market trends; and industry environment. The words “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to achieve profitability and the timing for any such achievement; (iii) our ability to retain existing customers and expand the use of our platform; (iv) our ability to further expand into new industries and attract new customers; (v) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to our or our customers’ business practices; (vi) our ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (vii) our ability to compete effectively in the markets in which we participate; (viii) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (ix) our ability to manage growth effectively; (x) the rapidly changing and increasingly stringent laws, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xi) Unity’s ability to successfully integrate Weta Digital’s technology and business; (xii) costs related to the integration; (xiii) whether potential benefits of the transaction extend to Unity and Weta Digital's customers and other potential creators; (xiv) Unity’s and Weta Digital’s success developing new products or modifying existing products and the degree to which these gain market acceptance; (xvi) any unanticipated impact of accounting for the acquisition; and (xvii) the conditional closing of the transaction. Further information on these and additional risks that could affect Unity’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Unity’s discretion and may not be delivered as planned or at all. Customers who purchase Unity services should make their purchase decisions based upon services, features, and functions that are currently available.
© 2022 Unity Software Inc. All rights reserved. The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks are the property of their respective owners.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP performance financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Loss from Operations
We define non-GAAP gross profit as gross profit excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense. We define non-GAAP research and development expense and non-GAAP sales and marketing expense as research and development expense and sales and marketing expense, respectively, excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense. We define non-GAAP general and administrative expense as general and administrative expense excluding stock-based compensation expense, employer tax related to employee stock transactions, a one-time expense for the termination of a future lease agreement, and non-cash charitable contribution expense. We define non-GAAP loss from operations as loss from operations excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, a one-time expense for the termination of a future lease agreement, and non-cash charitable contribution expense.
We use non-GAAP gross profit and non-GAAP loss from operations in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as these metrics exclude stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, a one-time expense for the termination of a future lease agreement, and non-cash charitable contribution expense, which we do not consider to be indicative of our overall operating performance.
Non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP loss from operations exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and the aforementioned non-GAAP measures do not reflect cash expenditure for such replacements; and
•the expenses and other items that we exclude in our calculation of non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share
We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, a one-time expense for the termination of a future lease agreement, and non-cash charitable contribution expense, as well as the related tax effects of these items. Non-GAAP net loss per share also adds back expense relating to deemed dividends representing excess paid over initial issuance price to repurchase convertible preferred stock. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.
Non-GAAP net loss and non-GAAP net loss per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•they exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•as further described below, we must make certain assumptions in order to determine the income tax effect adjustment for non-GAAP net loss, which assumptions may not prove to be accurate; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Income Tax Effects of Non-GAAP Adjustments
We utilize a fixed projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of the non-GAAP adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the year ended December 31, 2020, the non-GAAP tax rate was (17)%. For the year ending December 31, 2021, we have determined the projected non-GAAP tax rate to be (22)%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Free Cash Flow
We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
Free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it is not a substitute for net cash used in operating activities;
•other companies may calculate free cash flow or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a tool for comparison; and
•the utility of free cash flow is further limited as it does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.

Key Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions.
Customers Contributing More Than $100,000 of Revenue
We focus on the number of customers that generated more than $100,000 of revenue in the trailing 12 months, as this segment of our customer base represents the majority of our revenue and revenue growth. We define a customer as an individual or entity that generated revenue during the measurement period. A single organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
Dollar-Based Net Expansion Rate
We track our performance by measuring our dollar-based net expansion rate, which compares our Create and Operate Solutions revenue from the same set of customers across comparable periods, calculated on a trailing 12-month basis. Our dollar-based net expansion rate as of a period end is calculated as current period revenue divided by prior period revenue. Prior period revenue is the trailing 12-month revenue measured as of such prior period end and includes revenue from all customers that contributed revenue during such trailing 12-month period. Current period revenue is the trailing 12-month revenue from these same customers as of the current period end. Our dollar-based net expansion rate includes the effect of any customer renewals, expansion, contraction, and churn but excludes revenue from new customers in the current period.
Contact
Investor Relations:
Richard Davis
richard.davis@unity3d.com
Media Relations:
Marisa Graves
marisag@unity3d.com
Source: Unity

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	As of
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,055,776	$1,272,578
Marketable securities	681,323	479,406
Accounts receivable, net of allowances of $5,447 and $2,714 as of December 31, 2021 and December 31, 2020, respectively	340,491	274,255
Prepaid expenses	39,097	32,025
Other current assets	34,423	22,396
Total current assets	2,151,110	2,080,660
Property and equipment, net	106,106	95,544
Operating lease right‑of‑use assets	98,393	103,609
Goodwill	1,620,127	286,251
Intangible assets, net	814,386	57,459
Restricted cash	10,823	21,369
Other assets	40,401	26,333
Total assets	$4,841,346	$2,671,225
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,009	$11,303
Accrued expenses and other current liabilities	144,873	106,306
Publisher payables	237,637	182,269
Income and other taxes payable	64,759	64,116
Deferred revenue	140,528	113,853
Operating lease liabilities	23,729	25,375
Total current liabilities	625,535	503,222
Convertible notes	1,703,035	—
Long-term deferred revenue	15,945	20,523
Long-term operating lease liabilities	92,539	98,532
Other long-term liabilities	9,901	11,805
Total liabilities	2,446,955	634,082
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.000005 par value; 100,000 shares authorized, and no shares issued and outstanding as of December 31, 2021; 100,000 shares authorized, no shares issued and outstanding as of December 31, 2020	—	—
Common stock, $0.000005 par value; 1,000,000 and 1,000,000 shares authorized as of December 31, 2021 and December 31, 2020, respectively; 292,592 and 273,537 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	3,729,874	2,838,057
Accumulated other comprehensive loss	(3,858)	(3,418)
Accumulated deficit	(1,331,627)	(797,498)
Total stockholders’ equity	2,394,391	2,037,143
Total liabilities and stockholders’ equity	$4,841,346	$2,671,225

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$315,864	$220,336	$1,110,526	$772,445
Cost of revenue	73,654	52,507	253,630	172,347
Gross profit	242,210	167,829	856,896	600,098
Operating expenses
Research and development	209,066	120,008	695,710	403,515
Sales and marketing	102,833	68,677	344,939	216,416
General and administrative	75,140	59,991	347,912	254,979
Total operating expenses	387,039	248,676	1,388,561	874,910
Loss from operations	(144,829)	(80,847)	(531,665)	(274,812)
Interest expense	(531)	(117)	(1,131)	(1,520)
Interest income and other expense, net	(5)	(3,056)	1,566	(3,885)
Loss before provision for income taxes	(145,365)	(84,020)	(531,230)	(280,217)
Provision for (benefit from) income taxes	16,288	(518)	1,377	2,091
Net loss	(161,653)	(83,502)	(532,607)	(282,308)
Other comprehensive loss, net of taxes:
Change in foreign currency translation adjustment	542	29	583	161
Change in unrealized gains (losses) on marketable securities	(989)	53	(1,023)	53
Comprehensive loss	$(162,100)	$(83,420)	$(533,047)	$(282,094)
Basic and diluted net loss per share:
Net loss per share attributable to our common stockholders, basic and diluted	$(0.56)	$(0.31)	$(1.89)	$(1.66)
Weighted-average shares used in per share calculation attributable to our common stockholders, basic and diluted	288,469	272,134	282,195	169,973

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating activities
Net loss	$(161,653)	$(83,502)	$(532,607)	$(282,308)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25,345	11,690	64,567	42,974
Common stock charitable donation expense	—	—	—	63,615
Stock-based compensation expense	97,875	51,102	334,529	134,554
Stock-based compensation expense in connection with modified awards for certain employees	6	67	12,630	75
Other	2,839	1,728	13,843	3,246
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(38,815)	(48,576)	(65,151)	(63,294)
Prepaid expenses	(7,794)	(5,958)	(6,831)	(9,131)
Other current assets	(9,399)	(2,902)	(13,170)	(12,985)
Operating lease right-of-use ("ROU") assets	5,913	5,665	23,739	23,923
Deferred tax, net	13,879	(1,922)	(13,033)	(213)
Other assets	(92)	(1,724)	(6,628)	(1,867)
Accounts payable	2,205	1,632	2,022	(2,526)
Accrued expenses and other current liabilities	10,608	21,935	34,571	41,618
Publisher payables	38,951	31,126	55,368	44,605
Income and other taxes payable	(16,617)	21,763	(1,296)	19,525
Operating lease liabilities	(5,647)	(2,724)	(26,473)	(20,204)
Other long-term liabilities	(3,091)	(4,449)	(3,282)	898
Deferred revenue	5,978	19,814	15,753	37,408
Net cash provided by (used in) operating activities	(39,509)	14,765	(111,449)	19,913
Investing activities
Purchase of marketable securities	(223,839)	(482,453)	(519,698)	(482,453)
Proceeds from principal repayments on marketable securities	3,719	1,644	18,572	1,644
Maturities of marketable securities	60,585	—	290,385	—
Purchase of non-marketable investments	—	(1,000)	(4,600)	(1,000)
Purchase of property and equipment	(13,979)	(11,200)	(41,938)	(40,156)
Acquisition of intangible assets	—	—	—	(750)
Business acquisitions, net of cash acquired	(1,154,883)	(17,507)	(1,580,081)	(52,475)
Net cash used in investing activities	(1,328,397)	(510,516)	(1,837,360)	(575,190)

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Financing activities
Proceeds from issuance of convertible notes	1,725,000	—	1,725,000	—
Purchase of capped calls	(48,127)	—	(48,127)	—
Proceeds from revolving loan facility	—	—	—	125,000
Payment of principal related to revolving loan facility	—	—	—	(125,000)
Payment of debt issuance costs	(22,575)	—	(22,575)	(247)
Proceeds from initial public offering, net of underwriting discounts, commissions, and offering costs	—	(2,563)	—	1,417,582
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—	—	149,970
Proceeds from issuance of common stock	—	—	—	100,000
Purchase and retirement of treasury stock	—	—	—	(110)
Proceeds from exercise of stock options	13,554	9,945	66,704	25,404
Proceeds from exercise of stock options in connection with nonrecourse promissory note	—	—	—	8,856
Net cash provided by financing activities	1,667,852	7,382	1,721,002	1,701,455
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	401	492	459	673
Increase (decrease) in cash, cash equivalents, and restricted cash	300,347	(487,877)	(227,348)	1,146,851
Cash and restricted cash, beginning of period	766,252	1,781,824	1,293,947	147,096
Cash, cash equivalents, and restricted cash, end of period	$1,066,599	$1,293,947	$1,066,599	$1,293,947

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Gross profit reconciliation
GAAP gross profit	$242,210	$167,829	$856,896	$600,098
Add:
Stock-based compensation expense	6,574	4,307	24,811	10,626
Employer tax related to employee stock transactions	1,187	477	5,434	1,117
Amortization of intangible assets expense	2,274	—	2,274	—
Non-GAAP gross profit	$252,245	$172,613	$889,415	$611,841
GAAP gross margin	77%	76%	77%	78%
Non-GAAP gross margin	80%	78%	80%	79%

Operating expenses reconciliation
Research and development
GAAP research and development expense	$209,066	$120,008	$695,710	$403,515
Add:
Stock-based compensation expense	(51,558)	(23,925)	(165,604)	(66,038)
Employer tax related to employee stock transactions	(12,323)	(2,936)	(32,529)	(5,134)
Amortization of intangible assets expense	(10,129)	(3,106)	(20,946)	(12,142)
Non-GAAP research and development expense	$135,056	$90,041	$476,631	$320,201
GAAP research and development expense as a percentage of revenue	66%	54%	63%	52%
Non-GAAP research and development expense as a percentage of revenue	43%	41%	43%	41%

Sales and marketing
GAAP sales and marketing expense	$102,833	$68,677	$344,939	$216,416
Add:
Stock-based compensation expense	(21,935)	(8,923)	(70,663)	(23,769)
Employer tax related to employee stock transactions	(3,202)	(555)	(7,898)	(888)
Amortization of intangible assets expense	(4,768)	(1,604)	(10,263)	(5,613)
Non-GAAP sales and marketing expense	$72,928	$57,595	$256,115	$186,146
GAAP sales and marketing expense as a percentage of revenue	33%	31%	31%	28%
Non-GAAP sales and marketing expense as a percentage of revenue	23%	26%	23%	24%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

General and administrative
GAAP general and administrative expense	$75,140	$59,991	$347,912	$254,979
Add:
Stock-based compensation expense	(17,814)	(14,014)	(86,081)	(34,196)
Employer tax related to employee stock transactions	(1,064)	(908)	(4,713)	(1,037)
Lease termination expense	—	—	(49,795)	—
Charitable contribution to donor-advised fund	—	—	—	(63,615)
Non-GAAP general and administrative expense	$56,262	$45,069	$207,323	$156,131
GAAP general and administrative expense as a percentage of revenue	24%	27%	31%	33%
Non-GAAP general and administrative expense as a percentage of revenue	18%	20%	19%	20%

Loss from operations reconciliation
GAAP loss from operations	$(144,829)	$(80,847)	$(531,665)	$(274,812)
Add:
Stock-based compensation expense	97,881	51,169	347,159	134,629
Employer tax related to employee stock transactions	17,776	4,876	50,574	8,176
Amortization of intangible assets expense	17,171	4,710	33,483	17,755
Lease termination expense	—	—	49,795	—
Charitable contribution to donor-advised fund	—	—	—	63,615
Non-GAAP loss from operations	$(12,001)	$(20,092)	$(50,654)	$(50,637)
GAAP operating margin	(46)%	(37)%	(48)%	(36)%
Non-GAAP operating margin	(4)%	(9)%	(5)%	(7)%

Net loss and net loss per share reconciliation
GAAP net loss	$(161,653)	$(83,502)	$(532,607)	$(282,308)
Add:
Stock-based compensation expense	97,881	51,169	347,159	134,629
Employer tax related to employee stock transactions	17,776	4,876	50,574	8,176
Amortization of intangible assets expense	17,171	4,710	33,483	17,755
Lease termination expense	—	—	49,795	—
Charitable contribution to donor-advised fund	—	—	—	63,615
Income tax effect of non-GAAP adjustments	13,530	(4,474)	(10,182)	(7,437)
Non-GAAP net loss	$(15,295)	$(27,221)	$(61,778)	$(65,570)

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.56)	$(0.31)	$(1.89)	$(1.66)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.51	0.21	1.67	1.27
Non-GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.05)	$(0.10)	$(0.22)	$(0.39)

Weighted-average common shares used in GAAP net loss per share computation, basic and diluted	288,469	272,134	282,195	169,973
Weighted-average common shares used in non-GAAP net loss per share computation, basic and diluted	288,469	272,134	282,195	169,973

Free cash flow reconciliation
Net cash provided by (used in) operating activities	$(39,509)	$14,765	$(111,449)	$19,913
Less:
Purchase of property and equipment	(13,979)	(11,200)	(41,938)	(40,156)
Free cash flow	$(53,488)	$3,565	$(153,387)	$(20,243)
Net cash used in investing activities	$(1,328,397)	$(510,516)	$(1,837,360)	$(575,190)
Net cash provided by financing activities	$1,667,852	$7,382	$1,721,002	$1,701,455